EXHIBIT 10.1

Alimera Sciences, Inc.

2023 Equity Incentive Plan

(As Adopted on June 15, 2023)

Alimera Sciences, Inc.
2023 Equity Incentive Plan

ARTICLE 1. INTRODUCTION.

The Plan was adopted by the Board on June 15, 2023, and will become effective immediately upon its approval by the Company’s stockholders.  The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Service Providers to focus on critical long-range corporate objectives, (b) encouraging the attraction and retention of Service Providers with exceptional qualifications and (c) linking Service Providers directly to stockholder interests through increased stock ownership.  The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may be ISOs or NSOs), SARs, Restricted Shares, Restricted Stock Units, Performance Cash Awards and Other Awards.  Capitalized terms used in this Plan are defined in Article 14.

ARTICLE 2. ADMINISTRATION.

2.1General.

The Plan may be administered by the Board or one or more Committees to which the Board (or an authorized Board committee) has delegated authority.  If administration is delegated to a Committee, the Committee shall have the powers theretofore possessed by the Board, including, to the extent permitted by applicable law, the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to either the Board or the Administrator shall hereafter also encompass the Committee or subcommittee, as applicable).  The Board may abolish the Committee’s delegation at any time and the Board shall at all times also retain the authority it has delegated to the Committee.  The Administrator shall comply with rules and regulations applicable to it, including under the rules of any exchange on which the Common Shares are traded, and shall have the authority and be responsible for such functions as have been assigned to it.

2.2Section 16.

To the extent desirable to qualify transactions hereunder as exempt under Exchange Act Rule 16b-3, the transactions contemplated hereunder will be approved by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

2.3Powers of Administrator.

Subject to the terms of the Plan, and in the case of a Committee, subject to the specific duties delegated to the Committee, the Administrator shall have the authority to (a) select the Service Providers who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and

Awards granted under the Plan, (d)  determine whether, when and to what extent an Award has become vested and/or exercisable and whether any performance-based vesting conditions, including Performance Goals, have been satisfied, (e) make, amend and rescind rules relating to the Plan and Awards granted under the Plan, including rules relating to sub-plans established for the purposes of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (f) impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant of any Common Shares issued pursuant to an Award, including restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales, and (g) make all other decisions relating to the operation of the Plan and Awards granted under the Plan.  In addition, with regard to the terms and conditions of Awards granted to Service Providers outside of the United States, the Administrator may vary from the provisions of the Plan (other than any requiring stockholder approval pursuant to Section 13.3) to the extent it determines it necessary or appropriate to do so.

2.4Effect of Administrator’s Decisions.

The Administrator’s decisions, determinations and interpretations shall be final and binding on all interested parties.

2.5Governing Law.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

ARTICLE 3.  SHARES AVAILABLE FOR GRANTS.

3.1Basic Limitation.

Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares.  The aggregate number of Common Shares issued under the Plan shall not exceed the sum of (a) 3,231,755 Common Shares, (b) any Common Shares subject to outstanding options under the Predecessor Plan on the Effective Date that subsequently are forfeited, cancelled, expire or lapse unexercised and Common Shares issued pursuant to awards granted under the Predecessor Plan that are outstanding on the Effective Date and that are subsequently forfeited to or repurchased by the Company, (c) the number of Common Shares reserved under the Predecessor Plan that are not issued or subject to outstanding awards under the Predecessor Plan on the Effective Date and (d) the additional Common Shares described in Article 3.2 and 3.3.  The number of Common Shares that are subject to Stock Awards outstanding at any time under the Plan may not exceed the number of Common Shares that then remain available for issuance under the Plan. The Company shall reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of the Plan.  The numerical limitations in this Article 3.1 shall be subject to adjustment pursuant to Article 9.

3.2One-Time Annual Increase in Shares.

On the first anniversary of the Effective Date, the aggregate number of Common Shares that may be issued under the Plan shall automatically increase by a number equal to 6% of the number of outstanding Common Shares (assuming full conversion of the Company’s Series B Preferred Stock into Common Shares) on the anniversary of the Effective Date.

3.3Shares Returned to Reserve.

To the extent that Options, SARs, Restricted Stock Units or Other Awards are forfeited, cancelled or expire for any reason before being exercised or settled in full, the Common Shares subject to such Awards shall again become available for issuance under the Plan.  If SARs are exercised or Restricted Stock Units are settled, then only the number of Common Shares (if any) actually issued to the Participant upon exercise of such SARs or settlement of such Restricted Stock Units, as applicable, shall reduce the number of Common Shares available under Article 3.1 and the balance shall again become available for issuance under the Plan.  If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision, repurchase right or for any other reason, then such Common Shares shall again become available for issuance under the Plan.  Common Shares applied to pay the Exercise Price of Options or to satisfy tax withholding obligations related to any Award shall again become available for issuance under the Plan.  To the extent that an Award is settled in cash rather than Common Shares, the cash settlement shall not reduce the number of Common Shares available for issuance under the Plan.

3.4Awards Not Reducing Share Reserve in Article 3.1.

To the extent permitted under applicable stock exchange listing standards, any dividend equivalents paid or credited under the Plan with respect to Restricted Stock Units shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Restricted Stock Units.  In addition, Common Shares subject to Substitute Awards granted by the Company shall not reduce the number of Common Shares that may be issued under Article 3.1, nor shall shares subject to Substitute Awards again be available for Awards under the Plan in the event of any forfeiture, expiration or cash settlement of such Substitute Awards.

3.5Code Section 422 and Other Limits.

Subject to adjustment in accordance with Article 9:

(a) No more than 10,000,000 Common Shares may be issued under the Plan upon the exercise of ISOs.

(b)No Participant shall be paid more than $5 million in cash in any fiscal year pursuant to Performance Cash Awards granted under the Plan.

(c)The aggregate grant date fair value of Awards granted to an Outside Director during any one fiscal year of the Company, together with the value of any cash compensation paid to the Outside Director during such fiscal year, may not exceed $750,000 (on a per-Director basis); provided however that the limitation that will apply in the fiscal year in which the Outside Director is initially appointed or elected to the Board shall instead be $1,000,000.  For purposes of this limitation, the grant date fair value of an Award shall be determined in accordance with the assumptions that the Company uses to estimate the value of share-based payments for financial reporting purposes.  For the sake of clarity, neither Awards granted, nor compensation paid, to an individual for his or her service as an Employee or Consultant, but not as an Outside Director, shall count towards this limitation.

ARTICLE 4.  ELIGIBILITY.

4.1Incentive Stock Options.

Only Employees who are common‑law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.  In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Code Section 422(c)(5) are satisfied.

4.2Other Awards.

Awards other than ISOs may be granted to both Employees and other Service Providers.

ARTICLE 5.  OPTIONS.

5.1Stock Option Agreement.

Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company.  Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The Stock Option Agreement shall specify whether the Option is intended to be an ISO or an NSO.  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2Number of Shares.

Each Stock Option Agreement shall specify the number of Common Shares subject to the Option, which number shall adjust in accordance with Article 9.

5.3Exercise Price.

Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant.  The preceding sentence shall not apply to an Option that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A and, if applicable, Code Section 424(a).

5.4Exercisability and Term.

Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become vested and/or exercisable.  The vesting and exercisability conditions applicable to the Option may include service-based conditions, performance-based conditions (including the Performance Goals), such other conditions as the Administrator may determine, or any combination of such conditions.  The Stock Option Agreement shall also specify the term of the Option; provided that, except to the extent necessary to comply with applicable foreign law, the term of an Option shall in no event exceed 10 years from the date of grant.  A Stock Option

Agreement may provide for accelerated vesting and/or exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service.

5.5Death of Optionee.

After an Optionee’s death, any vested and exercisable Options held by such Optionee may be exercised by his or her beneficiary or beneficiaries.  Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death.  If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable Options held by the Optionee may be exercised by his or her estate.

5.6Modification or Assumption of Options.

Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option.

5.7Buyout Provisions.

Except to the extent prohibited by Article 5.6, the Administrator may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Administrator shall establish.

5.8Payment for Option Shares.

The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased.  In addition, the Administrator may, in its sole discretion and to the extent permitted by applicable law, accept payment of all or a portion of the Exercise Price through any one or a combination of the following forms or methods:

(a)Subject to any conditions or limitations established by the Administrator, by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee with a value on the date of surrender equal to the aggregate exercise price of the Common Shares as to which such Option will be exercised;

(b)By delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company;

(c)Subject to such conditions and requirements as the Administrator may impose from time to time, through a net exercise procedure; or

(d)Through any other form or method consistent with applicable laws, regulations and rules.

ARTICLE 6.  STOCK APPRECIATION RIGHTS.

6.1SAR Agreement.

Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company.  Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various SAR Agreements entered into under the Plan need not be identical.

6.2Number of Shares.

Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains, which number shall adjust in accordance with Article 9.

6.3Exercise Price.

Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant.  The preceding sentence shall not apply to a SAR that is a Substitute Award granted in a manner that would satisfy the requirements of Code Section 409A.

6.4Exercisability and Term.

Each SAR Agreement shall specify the date when all or any installment of the SAR is to become vested and exercisable.  The vesting and exercisability conditions applicable to the SAR may include service-based conditions, performance-based conditions (including the Performance Goals), such other conditions as the Administrator may determine, or any combination thereof.  The SAR Agreement shall also specify the term of the SAR; provided that except to the extent necessary to comply with applicable foreign law, the term of a SAR shall not exceed 10 years from the date of grant.  A SAR Agreement may provide for accelerated vesting and exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service.

6.5Exercise of SARs.

Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Administrator shall determine.  The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price.  If, on the date when a SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.  A SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

6.6Death of Optionee.

After an Optionee’s death, any vested and exercisable SARs held by such Optionee may be exercised by his or her beneficiary or beneficiaries.  Each Optionee may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Optionee’s death.  If no beneficiary was designated or if no designated beneficiary survives the Optionee, then any vested and exercisable SARs held by the Optionee at the time of his or her death may be exercised by his or her estate.

6.7Modification or Assumption of SARs.

Within the limitations of the Plan, the Administrator may modify, reprice, extend or assume outstanding stock appreciation rights or may accept the cancellation of outstanding stock appreciation rights (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price or in return for the grant of a different type of Award.  The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, materially impair such Optionee’s rights or obligations under such SAR.

ARTICLE 7.  RESTRICTED SHARES.

7.1Restricted Stock Agreement.

Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company.  Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

7.2Payment for Awards.

Restricted Shares may be sold or awarded under the Plan for such consideration as the Administrator may determine, including (without limitation) cash, cash equivalents, property, cancellation of other equity awards, promissory notes, past services and future services, and such other methods of payment as are permitted by applicable law.

7.3Vesting Conditions.

Each Award of Restricted Shares may or may not be subject to vesting and/or other conditions as the Administrator may determine.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement.  A Restricted Stock Agreement may provide for accelerated vesting upon certain specified events. Such conditions, at the Administrator’s discretion, may include one or more Performance Goals.

7.4Voting and Dividend Rights.

The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, unless the Administrator otherwise provides.  A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest, or (b) be invested in additional Restricted Shares.  Such additional Restricted Shares shall be subject to the same conditions and restrictions as the shares subject to the Award with respect to which the dividends were paid.  In addition, unless the Administrator provides otherwise, if any dividends or other distributions are paid in Common Shares, such Common Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

7.5Modification or Assumption of Restricted Shares.

Within the limitations of the Plan, the Administrator may modify or assume outstanding Restricted Shares or may accept the cancellation of outstanding restricted shares (whether granted by the Company or by another issuer) in return for the grant of new Restricted Shares for the same or a different number of shares or in return for the grant of a different type of Award.  The foregoing notwithstanding, no modification of Restricted Shares shall, without the consent of the Participant, materially impair his or her rights or obligations under such Restricted Shares.

ARTICLE 8.  RESTRICTED STOCK UNITS.

8.1Restricted Stock Unit Agreement.

Each grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the recipient and the Company.  Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical.

8.2Payment for Awards.

To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Award recipients.

8.3Vesting Conditions.

Each Award of Restricted Stock Units may or may not be subject to vesting, as determined by the Administrator.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Agreement.  Vesting conditions may include service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof.  A  Restricted Stock Unit Agreement may provide for accelerated vesting upon certain specified events.  Such conditions, at the Administrator’s discretion, may include one or more Performance Goals.

8.4Voting and Dividend Rights.

The holders of Restricted Stock Units shall have no voting rights.  Prior to settlement or forfeiture, Restricted Stock Units awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents.  Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Restricted Stock Unit is outstanding.  Dividend equivalents may be converted into additional Restricted Stock Units.  Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both.  Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Restricted Stock Units to which they attach.

8.5Form and Time of Settlement of Restricted Stock Units.

Settlement of vested Restricted Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Administrator.  The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors, including Performance Goals.  Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average value of Common Shares over a series of trading days.  Vested Restricted Stock Units shall be settled in such manner and at such time(s) as specified in the Restricted Stock Unit Agreement.  Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Article 9.

8.6Death of Recipient.

Any Restricted Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries.  Each recipient of Restricted Stock Units under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death.  If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Restricted Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s estate.

8.7Modification or Assumption of Restricted Stock Units.

Within the limitations of the Plan, the Administrator may modify or assume outstanding restricted stock units or may accept the cancellation of outstanding restricted stock units (whether granted by the Company or by another issuer) in return for the grant of new Restricted Stock Units for the same or a different number of shares or in return for the grant of a different type of Award.  The foregoing notwithstanding, no modification of a Restricted Stock Unit shall, without the consent of the Participant, materially impair his or her rights or obligations under such Restricted Stock Unit.

8.8Creditors’ Rights.

A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company.  Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Agreement.

ARTICLE 9.  ADJUSTMENTS; DISSOLUTIONS AND LIQUIDATIONS; CORPORATE TRANSACTIONS.

9.1Adjustments.

In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares,  a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares or any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made to the following:

(a)The number and kind of shares available for issuance under Article 3, including the numerical share limits in Articles 3.1 and 3.5;

(b)The number and kind of shares covered by each outstanding Option, SAR, and Restricted Stock Unit; and/or

(c)The Exercise Price applicable to each outstanding Option and SAR, and the repurchase price, if any, applicable to Restricted Shares.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Administrator may make such adjustments as it, in its sole discretion, deems appropriate to the foregoing.  Any adjustment in the number of shares subject to an Award under this Article 9.1 shall be rounded down to the nearest whole share, although the Administrator in its sole discretion may make a cash payment in lieu of a fractional share.  Except as provided in this Article 9, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

9.2Dissolution or Liquidation.

To the extent not previously exercised or settled, Options, SARs and Restricted Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

9.3Corporate Transactions.

In the event that the Company is a party to a merger, consolidation, or a Change in Control (other than one described in Article 14.6(d)), all Common Shares acquired under the Plan and all Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Administrator, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or portions thereof) in an identical manner. Unless an Award Agreement provides otherwise, the treatment specified in the transaction agreement or by the Administrator may include (without limitation) one or more of the following with respect to each outstanding Award:

(a)The continuation of such outstanding Award by the Company (if the Company is the surviving entity);

(b)The assumption of such outstanding Award by the surviving entity or its parent, provided that the assumption of an Option or a  SAR shall comply with applicable tax requirements;

(c)The substitution by the surviving entity or its parent of an equivalent  award for such outstanding Award (including, but not limited to, an award to acquire the same consideration paid to the holders of Common Shares in the transaction), provided that the substitution of an Option or a SAR shall comply with applicable tax requirements;

(d)In the case of an Option or SAR, the cancellation of such Award without payment of any consideration. An Optionee shall be able to exercise his or her outstanding Option or SAR, to the extent such Option or SAR is then vested or becomes vested as of the effective time of the transaction, during a period of not less than five full business days preceding the closing date of the transaction, unless (i) a shorter period is required to permit a timely closing of the transaction and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Option or SAR.  Any exercise of such Option or SAR during such period may be contingent on the closing of the transaction;

(e)The cancellation of such Award and a payment to the Participant with respect to each share subject to the portion of the Award that is vested or becomes vested as of the effective time of the transaction equal to the excess of (A) the value, as determined by the Administrator in its absolute discretion, of the property (including cash) received by the holder of a Common Share as a result of the transaction, over (if applicable) (B) the per-share Exercise Price of such Award (such excess, if any, the “Spread”).  Such payment may be made in installments and may be deferred until the date or dates when such Award would have become exercisable or the Common Shares subject to such Award would have vested.  Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Award would have become exercisable or such Common Shares subject to such Award would have vested.   Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread.  In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Common Shares, but only to the extent the application of such provisions does not adversely affect the status of the Award as exempt from Code Section 409A.  If the Spread applicable to an Award (whether or not vested) is zero or a negative number, then the Award may be cancelled without making a payment to the Participant. In the event that an Award is subject to Code Section 409A, the payment described in this clause (e) shall be made on the settlement date specified in the applicable Award Agreement, provided that settlement may be accelerated in accordance with Treasury Regulation Section 1.409A-3(j)(4). For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security;  or

(f)The assignment of any reacquisition or repurchase rights held by the Company in respect of an Award of Restricted Shares to the surviving entity or its parent, with corresponding proportionate adjustments made to the price per share to be paid upon exercise of any such reacquisition or repurchase rights.

For avoidance of doubt, the Administrator shall have the discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to provide for the acceleration of vesting upon the occurrence of a Change in Control, whether or not the Award is to be assumed or replaced in the transaction, or in connection with a termination of the Participant’s service following a transaction.

Any action taken under this Article 9.3 shall either preserve an Award’s status as exempt from Code Section 409A or comply with Code Section 409A.

ARTICLE 10.  OTHER AWARDS.

10.1Performance Cash Awards.

A Performance Cash Award is a cash award that may be granted subject to the attainment of specified Performance Goals during a Performance Period.  A Performance Cash Award may also require the completion of a specified period of continuous Service.  The length of the Performance Period, the Performance Goals to be attained during the Performance Period, and the degree to which the Performance Goals have been attained shall be determined conclusively by the Administrator.  Each Performance Cash Award shall be set forth in a written agreement or in a resolution duly adopted by the Administrator which shall contain provisions determined by the Administrator and not inconsistent with the Plan.  The terms of various Performance Cash Awards need not be identical.

10.2Other Awards.

Subject in all events to the limitations under Article 3 above as to the number of Common Shares available for issuance under this Plan, the Company may grant other forms of Awards not specifically described herein and may grant awards under other plans or programs, where such awards are settled in the form of Common Shares issued under this Plan (“Other Awards”). Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Restricted Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.  If any dividends or dividend equivalents are paid with respect to Other Awards, then such dividends or dividend equivalents shall be subject to the same conditions and restrictions as the Other Awards to which they attach.

ARTICLE 11.  LIMITATION ON RIGHTS.

11.1Retention Rights.

Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain a Service Provider.  The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Service Provider at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

11.2Stockholders’ Rights.

Except as set forth in Article 7.4 or 8.4 above, a Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

11.3Regulatory Requirements.

Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required.  The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed necessary by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority will not have been obtained.

11.4Transferability of Awards.

The Administrator may, in its sole discretion, permit transfer of an Award in a manner consistent with applicable law.  Unless otherwise determined by the Administrator, Awards shall be transferable by a Participant only by (a) beneficiary designation, (b) a will or (c) the laws of descent and distribution;  provided that, in any event, an ISO may only be transferred by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative. In no event may an Award be transferred for any consideration including (without limitation) in exchange for cash or securities.

11.5Recoupment Policy.

All Awards granted under the Plan, all amounts paid under the Plan and all Common Shares issued under the Plan shall be subject to recoupment, clawback or recovery by the Company in accordance with applicable law and with Company policy (whenever adopted) regarding same, whether or not such policy is intended to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, or other applicable law, as well as any implementing regulations and/or listing standards thereunder.

11.6Other Conditions and Restrictions on Common Shares.

Any Common Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Administrator may determine.  Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Common Shares generally.  In addition, Common Shares issued under the Plan shall be subject to such conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

ARTICLE 12.  TAXES.

12.1General.

It is a condition to each Award under the Plan that a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with any Award granted under the

Plan.  The Company shall not be required to issue any Common Shares or make any cash payment under the Plan unless such obligations are satisfied.

12.2Share Withholding.

To the extent that applicable law subjects a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired.  Such Common Shares shall be valued on the date when they are withheld or surrendered.  Any payment of taxes by assigning Common Shares to the Company may be subject to restrictions including any restrictions required by SEC, accounting or other rules.

12.3Section 409A Matters.

Except as otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan either be exempt from, or comply with, the requirements of Code Section 409A.  To the extent an Award is subject to Code Section 409A (a “409A Award”), the terms of the Plan, the Award and any written agreement governing the Award shall be interpreted to comply with the requirements of Code Section 409A so that the Award is not subject to additional tax or interest under Code Section 409A, unless the Administrator expressly provides otherwise.  A 409A Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order for it to comply with the requirements of Code Section 409A.  In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Code Section 409A(a)(1).

12.4Limitation on Liability.

Neither the Company nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

ARTICLE 13.  FUTURE OF THE PLAN.

13.1Term of the Plan.

The Plan, as set forth herein, shall become effective on the date of its adoption by the Board, subject to approval of the Company’s stockholders under Article 13.3 below.  The Plan shall terminate automatically 10 years after the later of (a) the date when the Board adopted the Plan or (b) the date when the Board approved the most recent increase in the number of Common Shares reserved under Article 3 that was also approved by the Company’s stockholders. The Plan shall serve as the successor to the Predecessor Plan, and no further Awards may be made under the Predecessor Plan after the Effective Date.

13.2Amendment or Termination.

The Board may, at any time and for any reason, amend or terminate the Plan.  No Awards shall be granted under the Plan after the termination thereof.  The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

13.3Stockholder Approval.

To the extent required by applicable law, the Plan will be subject to the approval of the Company’s stockholders within 12 months of its adoption date.  An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

ARTICLE 14.  DEFINITIONS.

14.1“Administrator” means the Board or any Committee administering the Plan in accordance with Article 2.

14.2“Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

14.3“Award” means any award granted under the Plan, including as an Option, a  SAR, a  Restricted Share award, a Restricted Stock Unit award, a Performance Cash Award or an Other Award.

14.4“Award Agreement” means a Stock Option Agreement, a SAR Agreement, a Restricted Stock Agreement, a Restricted Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.

14.5“Board” means the Company’s Board of Directors, as constituted from time to time and, where the context so requires, reference to the “Board” may refer to a Committee to whom the Board has delegated authority to administer any aspect of this Plan.

14.6“Change in Control” means:

(a)Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities;

(b)The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c)The consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(d)Individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board over a period of 12 months; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.    In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

14.7“Code” means the Internal Revenue Code of 1986, as amended.

14.8“Committee” means a committee of one or more members of the Board, or of other individuals satisfying applicable laws, appointed by the Board to administer the Plan.

14.9“Common Share” means one share of the Company’s common stock.

14.10“Company” means Alimera Sciences, Inc., a Delaware corporation.

14.11“Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

14.12“Effective Date” means the date on which the Company’s stockholders approve the Plan.

14.13“Employee” means a common‑law employee of the Company, a Parent, a Subsidiary or an Affiliate.

14.14“Exchange Act” means the Securities Exchange Act of 1934, as amended.

14.15“Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.  “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

14.16“Fair Market Value” means the closing price of a Common Share on any established stock exchange or a national market system on the applicable date or, if the applicable date is not a trading day, on the last trading day prior to the applicable date, as reported in a source that the Administrator deems reliable.  If Common Shares are not traded on an established stock exchange or a national market system, the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate.  The Administrator’s determination shall be conclusive and binding on all persons.  Notwithstanding the foregoing, the determination of the Fair Market Value in all cases shall be in accordance with the requirements set forth under Section 409A of the Code to the extent necessary for an Award to comply with, or be exempt from, Section 409A of the Code.

14.17“ISO” means an incentive stock option described in Code Section 422(b).

14.18“NSO” means a stock option not described in Code Sections 422 or 423.

14.19“Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

14.20“Optionee” means an individual or estate holding an Option or SAR.

14.21“Outside Director” means a member of the Board who is not an Employee.

14.22“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

14.23“Participant” means an individual or estate holding an Award.

14.24“Performance Cash Award” means an award of cash granted under Article 10.1 of the Plan.

14.25“Performance Goal” means a goal established by the Administrator for the applicable Performance Period based on one or more of the performance criteria set forth in Appendix A.  Depending on the performance criteria used, a Performance Goal may be expressed in terms of overall Company performance or the performance of a business unit, division, Subsidiary, Affiliate or an individual.  A Performance Goal may be measured either in absolute terms or relative to the performance of one or more comparable companies or one or more relevant indices.  The Administrator may adjust the results under any performance criterion to exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) extraordinary, unusual or non-recurring items, (f) exchange rate effects for non-U.S. dollar denominated net sales and operating earnings, or (g) statutory adjustments to corporate tax rates.

14.26“Performance Period” means a period of time selected by the Administrator over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to a Performance Cash Award or an Award of Restricted Shares or Stock Units that vests based on the achievement of Performance Goals.  Performance Periods may be of varying and overlapping duration, at the discretion of the Administrator.

14.27“Plan” means this Alimera Sciences, Inc. 2023 Equity Incentive Plan, as amended from time to time.

14.28“Predecessor Plan” means the Company’s 2019 Omnibus Incentive Plan, as amended.

14.29“Restricted Share” means a Common Share awarded under the Plan.

14.30“Restricted Stock Agreement” means the agreement consistent with the terms of the Plan between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

14.31“Restricted Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

14.32“Restricted Stock Unit Agreement” means the agreement consistent with the terms of the Plan between the Company and the recipient of a Restricted Stock Unit that contains the terms, conditions and restrictions pertaining to such Restricted Stock Unit.

14.33“SAR” means a stock appreciation right granted under the Plan.

14.34“SAR Agreement” means the agreement consistent with the terms of the Plan between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

14.35“Securities Act” means the Securities Act of 1933, as amended.

14.36“Service Provider” means any individual who is an Employee, Outside Director or Consultant, including any prospective Employee, Outside Director or Consultant who has accepted an offer of employment or service and will be an Employee, Outside Director or Consultant after the commencement of their service.

14.37“Stock Option Agreement” means the agreement consistent with the terms of the Plan between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

14.38“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

14.39“Substitute Awards” means Awards or Common Shares issued by the Company in assumption of, or substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a corporation acquired by the Company or any Affiliate or with which the Company or any Affiliate combines to the extent permitted by the applicable stock exchange listing standards.

Appendix A

Performance Criteria

The Administrator may establish Performance Goals derived from one or more of the following criteria when it makes Awards of Restricted Shares or Restricted Stock Units that vest entirely or in part on the basis of performance or when it makes Performance Cash Awards:

• Earnings (before or after taxes)	• Sales or revenue
• Earnings per share	• Expense or cost reduction
• Earnings before interest, taxes and depreciation	• Working capital
• Earnings before interest, taxes, depreciation and amortization	• Economic value added (or an equivalent metric)
• Total stockholder return	• Market share
• Return on equity or average stockholders’ equity	• Cash measures including cash flow and cash balance
• Return on assets, investment or capital employed	• Operating cash flow
• Operating income	• Cash flow per share
• Gross margin	• Share price
• Operating margin	• Debt reduction
• Net operating income	• Customer satisfaction
• Net operating income after tax	• Stockholders’ equity
• Return on operating revenue	• Contract awards or backlog
• Objective corporate or individual strategic goals	• Objective individual performance goals
• Other measures of performance selected by the Administrator

Alimera Sciences, Inc.
2023 Equity Incentive Plan

Notice of Stock Option Grant

You have been granted the following option to purchase shares of the common stock of Alimera Sciences, Inc. (the “Company”):

Name of Optionee:«Name»

Total Number of Shares:«TotalShares»

Type of Option:«ISO»Incentive Stock Option

«NSO»Nonstatutory Stock Option

Exercise Price per Share:$«PricePerShare»

Date of Grant:«DateGrant»

Vesting Commencement Date:«VestDay»

Vesting Schedule:This option shall vest and become exercisable with respect to the first «Percent» of the shares subject to this option when you complete «Period» months of continuous service as an [Employee or Consultant][Outside Director] (“Service”) after the Vesting Commencement Date.  This option shall vest and become exercisable with respect to an additional «Percent» of the shares subject to this option when you complete each additional month of continuous Service thereafter.

Expiration Date:«ExpDate».  This option expires earlier if your Service terminates earlier, as described in the Stock Option Agreement, and may terminate earlier in connection with certain corporate transactions as described in Article 9 of the Plan.

You and the Company agree that this option is granted under and governed by the terms and conditions of the Company’s 2023 Equity Incentive Plan (the “Plan”) and the Stock Option Agreement, both of which are attached to, and made a part of, this document.  Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

The Company may, in its sole discretion, decide to deliver any documents related to options awarded under the Plan, future options that may be awarded under the Plan and all other documents that the Company is required to deliver to security holders (including annual reports and proxy statements) by email or other electronic means (including by posting them on a website maintained by the Company or a third party under contract with the Company).  You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.  You acknowledge that you may incur costs in connection with any such delivery by means of electronic transmission, including the cost of accessing the Internet and printing fees, and that an interruption of Internet access may interfere with your ability to access the documents.

You further agree to comply with the Company’s Insider Trading Policy when selling shares of the Company’s common stock.

Alimera Sciences, Inc.
2023 Equity Incentive Plan

Stock Option Agreement

Grant of Option

Subject to all of the terms and conditions set forth in the Alimera Sciences, Inc. 2023 Equity Incentive Plan (the “Plan”), the Notice of Stock Option Grant (the “Grant Notice”), and this Stock Option Agreement (this “Agreement”), the Company has granted you an option to purchase up to the total number of shares specified in the Grant Notice at the exercise price indicated in the Grant Notice.

All capitalized terms used in this Agreement shall have the meanings assigned to them in this Agreement, the Grant Notice or the Plan.

Tax Treatment

This option is intended to be an incentive stock option under Section 422 of the Code or a nonstatutory stock option, as provided in the Grant Notice.  However, even if this option is designated as an incentive stock option in the Grant Notice, it shall be deemed to be a nonstatutory stock option to the extent it does not qualify as an incentive stock option under federal tax law, including under the $100,000 annual limitation under Section 422(d) of the Code.

Vesting

This option vests and becomes exercisable in accordance with the vesting schedule set forth in the Grant Notice.

In no event will this option vest or become exercisable for additional shares after your Service has terminated for any reason unless expressly provided in a written agreement between you and the Company.

Term of Option

This option expires in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Grant, as shown in the Grant Notice.  (This option will expire earlier if your Service terminates earlier, as described below, and this option may be terminated earlier as provided in Article 9 of the Plan.)

Termination of Service

If your Service terminates for any reason, this option will expire to the extent it is unvested as of the Termination Date (as defined in the following paragraph) and does not vest as a result of your termination of Service. The Company determines whether and when your Service terminates for all purposes of this option. For the avoidance of doubt, Service during only a portion of a vesting period shall not entitle you to vest in a pro-rata portion of this option.

For purposes of this option, your Service will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or otherwise rendering services or the terms of your employment or other service agreement, if any) as of the date (the “Termination Date”) you are no longer providing active services to the Company, its Parent or any of its Subsidiaries or Affiliates and will not be extended by any notice period (e.g., your period of Service will not include any contractual notice period or period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or otherwise rendering services or the terms of your employment or service agreement, if any).  Unless otherwise expressly provided in the Plan or determined by the Company, (i) your right to vest in this option, if any, will terminate as of the Termination Date, and (ii) the period (if any) during which you may exercise this option after your Service terminates will commence on the Termination Date. The Company shall have exclusive discretion to determine when your Service terminates for purposes of this option (including when you are no longer considered to be providing Service while on leave of absence).

Regular Termination

If your Service terminates for any reason except death or total and permanent disability, then this option, to the extent vested as of your termination date, will expire at the close of business at Company headquarters on the date three months after your termination date.

Death

If your Service terminates as a result of your death, then this option, to the extent vested as of the date of your death, will expire at the close of business at Company headquarters on the date twelve months after the date of death.

Disability

If your Service terminates because of your total and permanent disability, then this option, to the extent vested as of your termination date, will expire at the close of business at Company headquarters on the date six months after your termination date.

For all purposes under this Agreement, “total and permanent disability” means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

Leaves of Absence and Part-Time Work

For purposes of this option, your Service does not terminate when you go on a military leave, a medical leave, or another bona fide leave of absence, if the leave was approved by the Company or, if different by, a Parent, Subsidiary or Affiliate to which you are rendering service (the “Service Recipient”) in writing and if continued crediting of Service is required by applicable law, the Company’s leave of absence policy, or the terms of your leave.  However, your Service terminates when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, or if you commence working on a part-time basis, the Company may adjust the vesting schedule in accordance with the Company’s leave of absence policy or the terms of your leave or so that the rate of vesting is commensurate with your reduced work schedule, as applicable, to the extent permitted by applicable law.

Restrictions on Exercise / Compliance with Law

Notwithstanding any other provision in the Plan or this Agreement, unless there is an available exemption from registration, qualification or other legal requirement applicable to the shares of the Company’s common stock, the Company shall not be required to permit the exercise of this option and/or delivery of Company shares prior to the completion of any registration or qualification of the shares under any U.S. or non-U.S. local, state or federal securities or other law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the shares of the Company’s common stock subject to the option with the SEC or any state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, you agree that the Company shall have unilateral authority to amend this Agreement without your consent to the extent necessary to comply with securities or other laws applicable to the issuance of shares.

Notice of Exercise

When you wish to exercise this option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form or, if the Company has designated a third party to administer the Plan, you must notify such third party in the manner such third party requires.  Your notice must specify how many shares you wish to purchase.  The notice will be effective when the Company receives it.

However, if you wish to exercise this option by executing a same-day sale (as described below), you must follow the instructions of the Company and the broker who will execute the sale.

If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

You may only exercise your option for whole shares.

Form of Payment

When you submit your notice of exercise, you must make arrangements for the payment of the option exercise price for the shares that you are purchasing.  To the extent permitted by applicable law, payment may be made in one (or a combination of two or more) of the following forms:

•

By delivering to the Company your personal check, a cashier’s check or a money order, or arranging for a wire transfer.

•

By giving to a securities broker approved by the Company irrevocable directions to sell all or part of your option shares and to deliver to the Company, from the sale proceeds, an amount sufficient to pay the option exercise price and any Tax-Related Items (as defined below).  (The balance of the sale proceeds, if any, will be delivered to you.)  The directions must be given in accordance with the instructions of the Company and the broker.  This exercise method is sometimes called a “same-day sale.”

The Company may permit other forms of payment in its discretion to the extent permitted by the Plan.

Withholding Taxes

Regardless of any action the Company (or, if applicable, the Parent,  Subsidiary or Affiliate employing or retaining you (the “Employer”)) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company and/or the Employer. You further acknowledge that the Company and the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the options, including, but not limited to, the grant, vesting or exercise of the option, the issuance of shares upon exercise of the option, the subsequent sale of shares acquired pursuant to such exercise and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the option or any aspect of the option to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to tax in more than one jurisdiction, you acknowledge that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

You will not be allowed to exercise this option unless you make arrangements acceptable to the Company and/or the Employer to pay any Tax-Related Items that the Company and/or the Employer determine must be withheld.  These arrangements include payment in cash or via the same-day sale procedure described above. With the Company’s consent, these arrangements may also include (a) withholding shares of Company stock that otherwise would be issued to you when you exercise this option with a value equal to withholding taxes, (b) surrendering shares that you previously acquired with a value equal to the withholding taxes, or (c) withholding cash from other compensation.  The value of withheld or surrendered shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to the Tax-Related Items.

Restrictions on Resale

You agree not to sell any option shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale.  This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

Transfer of Option

Prior to your death, only you may exercise this option.  You cannot transfer or assign this option.  For instance, you may not sell this option or use it as security for a loan.  If you attempt to do any of these things, this option will immediately become invalid.  ~~You may, however, dispose of this option in your will or by means of a written beneficiary designation (if authorized by the Company and to the extent such beneficiary designation is valid under applicable law) which must be filed with the Company on the proper form; provided, however, that your beneficiary or a representative of your estate acknowledges and agrees in writing in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if such beneficiary or representative of the estate were you.~~

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your option in any other way.

Nature of Grant

By accepting this option, you acknowledge, understand and agree that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and the Company may amend, modify, suspend or terminate the Plan at any time, to the extent permitted by the Plan; (b) the grant of this option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past; (c) all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company; (d) neither this option nor this Agreement alters the at-will nature of your Service relationship; (e) the option grant does not interfere with the ability of the Company or the Service Recipient, as applicable, to terminate your status as a Service Provider; (f) this option grant does not establish an employment or other service relationship with the Company; (g) you are voluntarily participating in the Plan; (h) this option and the shares of the Company’s common stock subject to this option, and the income from and value of same, are not intended to replace any pension rights or compensation; (i) this option and the shares of the Company’s common stock subject to this option, and the income from and value of same, are not part of normal or expected compensation for purposes of, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments; (j) the future value of the shares of the Company’s common stock subject to this option is unknown, indeterminable, and cannot be predicted with certainty; (k) if the shares of the Company’s common stock subject to this option do not increase in value, this option will have no value; (l) if you exercise this option and acquire shares of the Company’s common stock, the value of such shares may increase or decrease in value, even below the exercise price; (m) no claim or entitlement to compensation or damages shall arise from forfeiture of this option resulting from the termination of your Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment or other laws in the jurisdiction where you are employed or otherwise rendering service or the terms of your employment or service agreement, if any); (n) unless otherwise agreed with the Company, this option and any shares of the Company’s common stock acquired upon exercise of this option, and the income from and value of same, are not granted as consideration for, or in connection with, any service you may provide as a director of any Parent, Subsidiary or Affiliate; and (o) unless otherwise provided in the Plan or by the Company in its discretion, this option and the benefits evidenced by this Agreement do not create any entitlement to have this option transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company’s common stock.

Stockholder Rights

You, or your estate or heirs, have no rights as a stockholder of the Company until you have exercised this option by giving the required notice to the Company, paying the exercise price, and satisfying any applicable withholding obligations for Tax-Related Items.  No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan.

Recoupment Policy	This option, and the shares acquired upon exercise of this option, shall be subject to any Company recoupment or clawback policy in effect from time to time.
Adjustments

In the event of a stock split, a stock dividend or a similar change in Company stock, the number of shares covered by this option and the exercise price per share will be adjusted pursuant to the Plan.

No Advice Regarding Grant

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or the acquisition or sale of shares of the Company’s common stock.  You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

Insider Trading/Market Abuse Laws

You understand that you may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including but not limited to the United States and the country or countries in which the shares of the Company’s common stock are listed, which may affect your ability, directly or indirectly, to purchase or sell, or attempt to sell or otherwise dispose of shares, rights to shares (options), or rights linked to the value of shares during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction(s)).  Local insider trading laws and regulations prohibit the cancellation or amendment of orders you placed before possessing the inside information.  Furthermore, you understand that you may be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties by sharing with them Company inside information, or otherwise causing third parties to buy or sell Company securities.  Any restrictions under these laws or regulations are separate from and in addition to restrictions that may apply to you under the Company’s Insider Trading Policy. It is your responsibility to comply with the Company’s Insider Trading Policy and any applicable legal or regulatory trading restrictions. You should consult with your personal legal advisor on this matter.

Imposition of Other Requirements

The Company reserves the right to impose other requirements on your participation in the Plan and on any shares of the Company’s common stock acquired under the Plan, if the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Governing Law; Venue

This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to its choice-of-law provisions). For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit and consent to the sole and exclusive jurisdiction of the courts of the State of Georgia, or the federal courts for Fulton County, Georgia, and no other courts, where this grant is made and/or to be performed.

Severability

The provisions of this Agreement are severable and if any one or more of the provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable.

Waiver

You acknowledge that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by you or any other optionee.

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference.

This Plan, this Agreement and the Grant Notice constitute the entire understanding between you and the Company regarding this option.  Any prior agreements, commitments or negotiations concerning this option are superseded.

BY ACCEPTING THIS OPTION GRANT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

Alimera Sciences, Inc.
2023 Equity Incentive Plan
Notice of Restricted Stock Unit Award

You have been granted Restricted Stock Units (“RSUs”), each representing the right to receive one share of common stock of Alimera Sciences, Inc. (the “Company”) on the following terms:

Name of Recipient:«Name»

Total Number of RSUs Granted:«TotalShares»

Date of Grant:«DateGrant»

Vesting Commencement Date:«DateGrant»

Vesting Schedule:The first «Percent»% of the RSUs subject to this award will vest on «VestDay»,  an additional «Percent»% of the RSUs subject to this award will vest on «VestDay», and an additional «Percent»% of the RSUs subject to this award will vest on the final day of each «Period»-month period thereafter, provided that you remain in continuous service as an Employee or Consultant (“Service”) through each such date.

You and the Company agree that these RSUs are granted under and governed by the terms and conditions of the Company’s 2023 Equity Incentive Plan (the “Plan”) and the Restricted Stock Unit Agreement (the “Agreement”), both of which are attached to, and made a part of, this document.  Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

The Company may, in its sole discretion, decide to deliver any documents related to RSUs awarded under the Plan, future RSUs that may be awarded under the Plan and all documents that the Company is required to deliver to security holders (including annual reports and proxy statements) by email or other electronic means (including posting them on a website maintained by the Company or a third party under contract with the Company).  You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.  You acknowledge that you may incur costs in connection with any such delivery by means of electronic transmission, including the cost of accessing the Internet and printing fees, and that an interruption of Internet access may interfere with your ability to access the documents.

You further agree to comply with the Company’s  Insider Trading Policy when selling shares of the Company’s  common stock.

Alimera Sciences, Inc.
2023 Equity Incentive Plan

Restricted Stock Unit Agreement

Grant of RSUs

Subject to all of the terms and conditions set forth in Alimera Sciences, Inc. 2023 Equity Incentive Plan (the “Plan”), the Notice of Restricted Stock Unit Award (the “Grant Notice”), and this Restricted Stock Unit Agreement (this “Agreement”), the Company has granted to you the number of RSUs set forth in the Grant Notice.

All capitalized terms used in this Agreement shall have the meanings assigned to them in this Agreement, the Grant Notice, or the Plan.

Nature of RSUs

Your RSUs are bookkeeping entries.  They represent only the Company’s unfunded and unsecured promise to issue shares of the Company’s common stock on a future date, subject to the terms and conditions of this Agreement, the Grant Notice and the Plan.  As a holder of RSUs, you have no rights other than the rights of a general creditor of the Company.

Payment for RSUs	No payment is required for the RSUs that you are receiving.
Vesting

The RSUs vest in accordance with the vesting schedule set forth in the Grant Notice.

In no event will any additional RSUs vest after your Service has terminated for any reason unless expressly provided in a written agreement between you and the Company.

Termination of Service/Forfeiture

If your Service terminates for any reason, then your RSUs will be forfeited to the extent that they have not vested before the Termination Date (as defined in the following paragraph) and do not vest as a result of the termination of your Service.  This means that any RSUs that have not vested under this Agreement will be cancelled immediately as of the Termination Date.  You will receive no payment for RSUs that are forfeited.     For the avoidance of doubt, Service during only a portion of the vesting period shall not entitle you to vest in a pro-rata portion of the RSUs.

For purposes of the RSUs, your Service will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or otherwise rendering services or the terms of your employment or other service agreement, if any) as of the date (the “Termination Date”) you are no longer actively providing services to the Company, its Parent or any of its Subsidiaries or Affiliates and will not be extended by any notice period (e.g., your period of Service will not be extended by any contractual notice period or period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or otherwise rendering services or the terms of your employment or other service agreement, if any). The Company shall have discretion to determine when the Termination Date occurs for purposes of the RSUs (including when you are no longer considered to be providing Service while on a leave of absence).

Leaves of Absence and Part-Time Work

For purposes of the RSUs, your Service does not terminate when you go on a military leave, a medical leave or another bona fide leave of absence, if the leave was approved by the Company or, if different by a Parent, Subsidiary or Affiliate to which you are rendering service (the "Service Recipient") in writing and if continued crediting of Service is required by applicable law, the Company's leave of absence policy or the terms of your leave.  However, your Service terminates when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, or if you commence working on a part-time basis, the Company may adjust the vesting schedule in accordance with the Company’s leave of absence policy, or the terms of your leave or so that the rate of vesting is commensurate with your reduced work schedule, as applicable, to the extent permitted by applicable law.

Settlement of RSUs

Each RSU will be settled as soon as practicable on or following the date when it vests, and in any event within the “short-term deferral period” as defined under Code Section 409A.  In no event will you be permitted, directly or indirectly, to specify the taxable year of settlement of any RSUs subject to this award.

At the time of settlement, you will receive one share of the Company’s common stock for each vested RSU.

No fractional shares will be issued upon settlement.

Section 409A

Unless you and the Company have agreed to a deferred settlement date (pursuant to procedures that the Company may prescribe at its discretion), settlement of these RSUs is intended to be exempt from the application of Code Section 409A pursuant to Treasury Regulation 1.409A-1(b)(4) and shall be administered and interpreted in a manner that complies with such exception.

Notwithstanding the foregoing, if it is determined that settlement of these RSUs is not exempt from Code Section 409A and the Company determines that you are a “specified employee,” as defined in the regulations under Code Section 409A at the time of your “separation from service,” as defined in Treasury Regulation Section 1.409A-1(h), then this paragraph will apply.  If this paragraph applies, and the event triggering settlement is your “separation from service,” then any RSUs that otherwise would have been settled during the first six months following your “separation from service” will instead be settled on the first business day following the earlier of: (i) the six-month anniversary of your separation from service, or (ii) your death.

Each installment of RSUs that vests is hereby designated as a separate payment for purposes of Code Section 409A.

No Voting Rights or Dividends

Your RSUs carry neither voting rights nor rights to cash dividends.  You have no rights as a stockholder of the Company unless and until your RSUs are settled by issuing shares of the Company’s common stock.

RSUs Nontransferable

You may not sell, transfer, assign, pledge, or otherwise dispose of any RSUs.  For instance, you may not use your RSUs as security for a loan. In addition, regardless of any marital property settlement agreement, the Company is not obligated to recognize your former spouse’s interest in your RSUs in any way.

Beneficiary Designation

You may dispose of your RSUs in a written beneficiary designation if authorized by the Company and to the extent such beneficiary designation is valid under applicable law.  Any beneficiary designation must be filed with the Company on the proper form.  It will be recognized only if it has been received at the Company’s headquarters before your death.  If you file no beneficiary designation, if the Company has not authorized the beneficiary designation, if the beneficiary designation is not valid, or if none of your designated beneficiaries survives you, then your estate will receive any vested RSUs that you hold at the time of your death.

Withholding Taxes

Regardless of any action the Company (or, if applicable, the Parent, Subsidiary or Affiliate employing or retaining you (the “Employer”)) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company and/or the Employer. You further acknowledge that the Company and the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant or vesting of the RSUs, the issuance of shares upon vesting of the RSUs, the subsequent sale of shares acquired pursuant to such vesting and the receipt of any dividends and/or any dividend equivalents; and (2) do not commit to and are under no obligation to structure the terms of the RSUs or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you are subject to tax in more than one jurisdiction, you acknowledge that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

No shares will be distributed to you unless you have made arrangements satisfactory to the Company and/or the Employer for the payment of any Tax-Related Items that the Company and/or the Employer determine must be withheld.  In this regard, you authorize the Company, at its sole discretion, to satisfy your Tax-Related Items by one or a combination of the following:

•

Withholding the amount of any Tax-Related Items from your wages or other cash compensation paid to you by the Company and/or the Employer.

•

Instructing a brokerage firm selected by the Company for this purpose to sell on your behalf a number of whole shares of Company stock to be issued to you when the RSUs are settled that the Company determines are appropriate to generate cash proceeds sufficient to satisfy the Tax-Related Items.  You acknowledge that the Company or its designee is under no obligation to arrange for such sale at any particular price.  Regardless of whether the Company arranges for such sale, you will be responsible for all fees and other costs of sale, and you agree to indemnify and hold the Company harmless from any losses, costs, damages or expenses relating to any such sale.

•

Withholding shares of Company stock that would otherwise be issued to you when the RSUs are settled equal in value to the Tax-Related Items.  The fair market value of the withheld shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to the Tax-Related Items.

•

Any other means approved by the Company.

To the extent the Committee elects to satisfy the Tax-Related Items by means of sale-to-cover, you hereby authorize the Company to instruct the broker whom it has selected for this purpose to sell a number of shares to be issued upon settlement of your RSUs necessary to satisfy the Tax-Related Items.

You agree to pay to the Company in cash any amount of Tax-Related Items that the Company does not elect to satisfy by the means described above.  To the extent you fail to make satisfactory arrangements for the payment of any required withholding taxes, you will permanently forfeit the applicable RSUs.

Restrictions on Issuance / Compliance with Law

Notwithstanding any other provision in the Plan or this Agreement, unless there is an available exemption from registration, qualification or other legal requirement applicable to the shares of the Company’s common stock, the Company shall not be required to issue any shares to you prior to the completion of any registration or qualification of the shares under any U.S. or non-U.S. local, state or federal securities or other law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the shares of the Company’s common stock subject to the RSUs with the SEC or any state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, you agree that the Company shall have unilateral authority to amend this Agreement without your consent to the extent necessary to comply with the securities or other laws applicable to the issuance of shares.

Restrictions on Resale

You agree not to sell any shares at a time when applicable laws, Company policies, or an agreement between the Company and its underwriters prohibit a sale.  This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

Nature of Grant

By accepting the RSUs, you acknowledge, understand and agree that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature, and the Company may amend, modify, suspend or terminate the Plan at any time, to the extent permitted by the Plan; (b) the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs or benefits in lieu of RSUs, even if RSUs have been granted in the past; (c) all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Company; (d) neither this award nor this Agreement alters the at-will nature of your relationship; (e) the RSU grant does not interfere with the ability of the Company or the Service Recipient, as applicable, to terminate your status as a Service Provider; (f) the RSU grant does not establish an employment or other service relationship with the Company; (g) you are voluntarily participating in the Plan; (h) the RSUs and the shares of the Company’s common stock subject to the RSUs, and the income from and value of same, are not intended to replace any pension rights or compensation; (i) the RSUs and the shares of the Company's common stock subject to the RSUs, and the income from and value of same, are not part of normal or expected compensation for purposes of,  without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments; (j) the future value of the shares of the Company’s common stock  subject to the RSUs is unknown, indeterminable, and cannot be predicted with certainty; (k) no claim or entitlement to compensation or damages shall arise from the forfeiture of the RSUs resulting from the termination of your Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment or other laws in the jurisdiction where you are employed or otherwise rendering service, or the terms of your employment or other service agreement, if any); (l) unless otherwise agreed with the Company, the RSUs and the shares of the Company’s common stock acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, any service you may provide as a director of any Parent, Subsidiary or Affiliate; and (m) unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company’s common stock.

Adjustments	In the event of a stock split, a stock dividend, or a similar change in Company stock, the number of your RSUs will be adjusted pursuant to the Plan.
No Advice Regarding Grant

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or the acquisition or sale of shares of the Company's common stock.  You should consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

Insider Trading / Market Abuse Laws

You understand that you may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including but not limited to the United States and the country or countries in which the shares of the Company's common stock are listed, which may affect your ability, directly or indirectly, to purchase or sell, or attempt to sell or otherwise dispose of shares, rights to shares (RSUs), or rights linked to the value of shares during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction(s)).  Local insider trading laws and regulations prohibit the cancellation or amendment of orders you placed before possessing the inside information.  Furthermore, you understand that you may be prohibited from (i) disclosing the inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties by sharing with them Company inside information, or otherwise causing third parties to buy or sell Company securities.  Any restrictions under these laws or regulations are separate from and in addition to restrictions that may apply to you under the Company’s Inside Trading Policy. It is your responsibility to comply with the Company’s Insider Trading Policy and any applicable legal or regulatory trading restrictions. You should consult with your personal legal advisor on this matter.

Effect of Significant Corporate Transactions

If the Company is a party to a merger, consolidation, or certain change in control transactions, then your RSUs will be subject to the applicable provisions of Article 9 of the Plan, provided that any action taken must either: (a) preserve the exemption of your RSUs from Code Section 409A, or (b) comply with Code Section 409A.

Recoupment Policy	This award, and the shares acquired upon settlement of this award, shall be subject to any Company recoupment or clawback policy in effect from time to time.
Imposition of Other Requirements

The Company reserves the right to impose other requirements on your participation in the Plan and on any shares of the Company’s common stock acquired under the Plan, if the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Governing Law; Venue

This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to its choice-of-law provisions). For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit and consent to the sole and exclusive jurisdiction of the courts of the State of Georgia, or the federal courts for Fulton County, Georgia, and no other courts, where this grant is made and/or to be performed.

Severability

The provisions of this Agreement are severable and if any one or more of the provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable.

Waiver

You acknowledge that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by your or any other participant.

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference.

The Plan, this Agreement and the Grant Notice constitute the entire understanding between you and the Company regarding this award.  Any prior agreements, commitments or negotiations concerning this award are superseded.

BY ACCEPTING THIS RSU AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED IN THIS AGREEMENT, THE GRANT NOTICE AND THE PLAN.